EXHIBIT 99.1

1 Helen of Troy Plaza

El Paso, TX 79912

915-225-8000

Immediate release

HELEN OF TROY LIMITED ACHIEVES RECORD FISCAL

FOURTH QUARTER NET SALES REVENUE AND NET INCOME AND RECORD

NET SALES REVENUE AND NET INCOME FOR FISCAL 2012

EL PASO, Texas, April 27 — Helen of Troy Limited (NASDAQ, NM:  HELE), designer, developer and worldwide marketer of brand-name household, personal care and healthcare/home environment consumer products, today reported record fourth quarter net sales revenue and net income, and record net sales revenue and net income for the fiscal year ended February 29, 2012.

Fiscal fourth quarter net sales revenue increased 24.0 percent to $294,004,000 from $237,066,000 in the same period of the prior year. Fourth quarter net sales revenue in the Housewares segment increased 8.8 percent to $59,359,000 compared to $54,557,000 for the same period last year, demonstrating the continued strength of our OXO brands.  Net sales revenue in the Personal Care segment decreased 3.3 percent to $109,607,000 in the fourth quarter compared to $113,362,000 for the same period last year, resulting primarily from difficult economic conditions outside the U.S.  Fourth quarter net sales revenue in the Healthcare/Home Environment segment increased 80.8 percent to $125,038,000 compared to $69,147,000, reflecting one incremental month of sales of Kaz products, as well as the acquisition of the PUR business on December 30, 2011.

Fiscal year net sales revenue increased 52.1 percent to $1,181,676,000 from $777,043,000 in the prior fiscal year. Net sales revenue in the Housewares segment for the fiscal year increased 9.6 percent to $237,376,000 compared to $216,681,000 for the prior fiscal year. Net sales revenue in the Personal Care segment for the fiscal year increased 1.1 percent to $496,605,000 compared to $491,215,000 for the prior fiscal year.  Fiscal year net sales revenue in the Healthcare/Home Environment segment was $447,695,000.

Net income for the fourth quarter was $29,297,000, or $0.92 per fully diluted share, compared to $24,382,000, or $0.77 per fully diluted share in the prior year fourth quarter, an increase in net income of 20.2 percent.  Net income for the fiscal year was $110,374,000, or $3.48 per fully diluted share, compared to $93,305,000, or $2.98 per fully diluted share in the prior fiscal year, an increase in net income of 18.3 percent.

Fiscal fourth quarter EBITDA without share-based compensation and asset impairment charges increased 21.9 percent to $46,293,000 from $37,991,000 in the same period of the prior year.  Fiscal year 2012 EBITDA without share-based compensation and asset impairment charges increased 27.8 percent to $171,817,000 from $134,469,000 in the prior fiscal year.

Fourth quarter gross profit as a percentage of net sales revenue was 41.9 percent compared to 43.8 percent in the same period last year.  Gross profit as a percentage of net sales revenue for the fiscal year decreased to 40.5 percent compared to 44.9 percent in the prior fiscal year. The primary components of these decreases were the lower margins in the Healthcare/Home Environment segment and increased costs of goods.

Selling, general and administrative expense (SG&A) for the fourth quarter of fiscal 2012 decreased to 29.4 percent of net sales revenue, compared to 30.5 percent of net sales revenue for the same period last year. For fiscal 2012, SG&A decreased to 28.7 percent of net sales revenue compared to 30.3 percent in fiscal 2011.  These improvements were primarily attributable to lower SG&A costs in the Healthcare/Home Environment segment.

Gerald J. Rubin, Chairman, Chief Executive Officer and President, commenting on the Company’s results stated, “We are pleased with our record fiscal fourth quarter and record fiscal year results. Fiscal year 2012 results were an important milestone for Helen of Troy, as our annual net sales revenue surpassed $1 billion.  We continue to make progress in achieving our long-term, strategic business objectives, despite the numerous challenges of a very difficult retail environment for several of our businesses.  On December 30, 2011, we purchased the PUR business from The Procter & Gamble Company for $160,000,000 in cash.  The PUR business has been accretive to earnings since the acquisition and we are very excited about the potential for long-term growth for PUR.

“For fiscal year 2013, ending on February 28, 2013, we expect net sales revenue in the range of $1.3 billion to $1.325 billion, with earnings per share in the range of $3.80 to $3.90 per fully diluted share.  At February 29, 2012, the Company’s balance sheet remains strong, with stockholders’ equity of $796,729,000 and cash of $21,846,000. The domestic retail environment has recently shown a small measure of improvement, and we are confident that we will continue to be an innovative market leader in serving our retail partners and consumers in the years to come,” Rubin concluded.

The Company will conduct a teleconference in conjunction with today’s earnings release.  The teleconference begins at 11 a.m. ET today, Friday, April 27, 2012.  Members of the news media, investors and the general public are invited to access a live broadcast of the conference call via the Investor Relations page of the Company’s website at www.hotus.com.  The event will be archived and available for replay through June 30, 2012.

About Helen of Troy Limited: Helen of Troy Limited is a leading global consumer products company offering creative solutions for its customers through a strong portfolio of well-recognized and widely-trusted brands, including: Housewares: OXO®, OXO Good Grips®, OXO Soft Works®, OXO tot® and OXO Steel®; Personal Care: Revlon®, Vidal Sassoon®, Dr. Scholl’s®, Pro Beauty Tools®, Sure®, Pert Plus®, Infusium23®, Brut®, Ammens®, Hot Tools® and Gold ‘N Hot®; and Healthcare/Home Environment: Vicks®, Braun®, Honeywell®, PUR®, Febreze®, Stinger® and SoftHeat®. The Revlon® trademark is used under license from Revlon.  The Vidal Sassoon®, Vicks®, Braun® and Febreze® trademarks are used under license from The Procter & Gamble Company.  The Dr. Scholl’s® trademark is used under license from Schering-Plough/Merck.  The Honeywell® trademark is used under license from Honeywell.

For more information, please visit www.hotus.com.

The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States of America (“U.S. GAAP”). To supplement its presentation, the Company discloses certain financial measures that may be considered non-GAAP financial measures, such as EBITDA and EBITDA without share-based compensation and asset impairment charges, which are presented in an accompanying table to this press release along with a reconciliation of these financial measures to their corresponding U.S. GAAP based measures presented in the Company’s consolidated condensed statements of income.

This press release may contain forward-looking statements, which are subject to change. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any or all of the forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many of these factors will be important in determining the Company’s actual future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially from those expressed or implied in any forward-looking statements. The forward-looking statements are qualified in their entirety by a number of risks that could cause actual results to differ materially from historical or anticipated results. Generally, the words “anticipates”, “estimates”, “believes”, “expects”, “plans”, “may”, “will”, “should”, “seeks”, “project”, “predict”, “potential”, “continue”, “intends” and other similar words identify forward-looking statements. The Company cautions readers not to place undue reliance on forward-looking statements. The Company intends its forward-looking statements to speak only as of the time of such statements, and does not undertake to update or revise them as more information becomes available. The forward-looking statements contained in this press release should be read in conjunction with, and are subject to and qualified by, the risks described in the Company’s Form 10-K for the year ended February 29, 2012 and in our other filings with the SEC. Investors are urged to refer to the risk factors referred to above for a description of these risks. Such risks include, among others, the departure and recruitment of key personnel, the Company’s ability to deliver products to our customers in a timely manner, the Company’s geographic concentration of certain U.S. distribution facilities, which increases our exposure to significant shipping disruptions and added shipping and storage costs, the Company’s projections of product demand, sales and net income are highly subjective and our future net sales revenue and net income could vary in a material amount from such projections, the Company’s relationship with key customers and licensors, the costs of complying with the business demands and requirements of large sophisticated customers, the Company’s dependence on foreign sources of supply and foreign manufacturing, the impact of changing costs of raw materials and energy on cost of goods sold and certain operating expenses, expectations regarding acquisitions and the integration of acquired businesses, circumstances that may contribute to future impairment of goodwill, intangible or other long-lived assets, the risks associated with the use of trademarks licensed from and to third parties, our dependence on the strength of retail economies and vulnerabilities to an economic downturn, the Company’s ability to develop and introduce innovative new products to meet changing consumer preferences, disruptions in U.S. and international credit markets, exchange rate risks, trade barriers, exchange controls, expropriations, and other risks associated with foreign operations, the Company’s leverage and the constraints it may impose, the risks associated with information security breaches, the risks associated with tax audits and related disputes with taxing authorities, potential changes in laws, including tax laws, and the Company’s ability to continue to avoid classification as a controlled foreign corporation.

HELEN OF TROY LIMITED AND SUBSIDIARIES

Consolidated Condensed Statements of Income

(unaudited)

(in thousands, except per share data)

	Three Months ended the last day of February				Fiscal years ended the last day of February
	2012		2011		2012		2011
Sales revenue, net	$294,004	100.0%	$237,066	100.0%	$1,181,676	100.0%	$777,043	100.0%
Cost of goods sold	170,897	58.1%	133,268	56.2%	703,192	59.5%	427,797	55.1%
Gross profit	123,107	41.9%	103,798	43.8%	478,484	40.5%	349,246	44.9%

Selling, general, and administrative expense	86,552	29.4%	72,321	30.5%	339,098	28.7%	235,341	30.3%
Operating income before impairments	36,555	12.4%	31,477	13.3%	139,386	11.8%	113,905	14.7%

Asset impairment charges	—	0.0%	1,660	0.7%	—	0.0%	2,161	0.3%
Operating income	36,555	12.4%	29,817	12.6%	139,386	11.8%	111,744	14.4%

Other income (expense):
Nonoperating income (expense), net	(52)	0.0%	87	0.0%	(377)	0.0%	577	0.1%
Interest expense	(3,265)	-1.1%	(3,316)	-1.4%	(12,917)	-1.1%	(9,693)	-1.2%
Total other expense	(3,317)	-1.1%	(3,229)	-1.4%	(13,294)	-1.1%	(9,116)	-1.2%
Income before income taxes	33,238	11.3%	26,588	11.2%	126,092	10.7%	102,628	13.2%

Income tax expense	3,941	1.3%	2,206	0.9%	15,718	1.3%	9,323	1.2%
Net income	$29,297	10.0%	$24,382	10.3%	$110,374	9.3%	$93,305	12.0%

Diluted earnings per share	$0.92		$0.77		$3.48		$2.98

Weighted average shares of common stock used in computing diluted earnings per share	31,766		31,542		31,705		31,355

HELEN OF TROY LIMITED AND SUBSIDIARIES

Selected Consolidated Balance Sheet Information

(unaudited)

(in thousands)

	2/29/2012	2/28/2011

Cash and cash equivalents	$21,846	$27,193

Receivables	195,283	188,404

Inventory	246,142	217,230

Total assets, current	488,536	460,451

Total assets	1,435,723	1,240,524

Total liabilities, current	378,889	338,941

Total long-term liabilities	260,105	216,034

Stockholders’ equity	796,729	685,549

SELECTED OTHER DATA (in thousands) (unaudited)

Reconciliation of Non-GAAP Financial Measure - EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) and EBITDA without share-based compensation and asset impairment charges to Net Income

	Three Months ended the last day of February		Fiscal years ended the last day of February
	2012	2011	2012	2011

Net income	$29,297	$24,382	$110,374	$93,305

Interest expense, net	3,246	3,186	12,619	9,161

Income tax expense	3,941	2,206	15,718	9,323

Depreciation and amortization	9,112	6,087	30,178	18,502

EBITDA (Earnings before interest, taxes, depreciation and amortization)	$45,596	$35,861	$168,889	$130,291

EBITDA without share-based compensation and asset impairment charges

EBITDA, as calculated above	$45,596	$35,861	$168,889	$130,291

Add: Asset impairment charges	—	1,660	—	2,161
Share-based compensation	697	470	2,928	2,017

EBITDA without share-based compensation and asset impairment charges	$46,293	$37,991	$171,817	$134,469

The above table of SELECTED OTHER DATA and the accompanying press release include non-GAAP measures. Non-GAAP EBITDA and EBITDA without share-based compensation and asset impairment charges that are discussed in the accompanying press release or in the preceding table may be considered non-GAAP financial information as contemplated by SEC Regulation G, Rule 100. Accordingly, we are providing the preceding table that reconciles these measures to their corresponding GAAP based measures presented in our Consolidated Condensed Statements of Income in the accompanying press release. The Company believes that these non-GAAP measures provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations.  The Company believes that these non-GAAP measures, in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective. The Company further believes that the items excluded from certain non-GAAP measures do not accurately reflect the underlying performance of its continuing operations for the period in which they are incurred, even though some of these excluded items may be incurred and reflected in the Company’s GAAP financial results in the foreseeable future.  The material limitation associated with the use of the non-GAAP financial measures is that the non-GAAP measures do not reflect the full economic impact of the Company’s activities.  These non-GAAP measures are not prepared in accordance with GAAP, are not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.  Accordingly, undue reliance should not be placed on non-GAAP information.

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2012